Exhibit 4.1

__________________________

____________________________________________

NEWS AMERICA INCORPORATED,

Company,

NEWS CORPORATION,

Guarantor,

and

THE BANK OF NEW YORK MELLON,

Trustee

INDENTURE

Dated as of August 25, 2009

Senior Securities

____________________________________________

____________________________________________

News America Holdings Incorporated Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of August 25, 2009.

Trust Indenture

Act Section	Indenture Section
Sec. 310(a)(1)	6.15
(a)(2)	6.15
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.07
6.08
6.15
Sec. 311(a)	Not Applicable
(b)	Not Applicable
(b)(2)	Not Applicable
Sec. 312(a)	6.14
(b)	6.14
(c)	6.14
Sec. 313(a)	6.10
(b)	Not Applicable
(c)	6.10
(d)	6.10
Sec. 314(a)	9.02
(b)	Not Applicable
(c)(1)	1.15
(c)(2)	1.15
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.15
Sec. 315(a)	6.01
(b)	6.12
(c)	6.01
(d)	6.01
(e)	5.12
Sec. 316(a)	5.04
5.05
(a)(1)(A)	5.05
(a)(1)(B)	5.04
(a)(2)	5.10
(b)	5.07
Sec. 317(a)(1)	5.08
(a)(2)	5.10
(b)	4.02
6.05
Sec. 318(a)	1.08

_______________________

NOTE: This reconciliation and tie shall not, for any purpose, be deemed a part of the Indenture.

TABLE OF CONTENTS

Article One DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION 1

Section 1.01 Definitions. 1

Section 1.02 Other Definitions. 12

Section 1.03 Incorporation by Reference of Trust Indenture Act 12

Section 1.04 Form of Documents Delivered to Trustee. 13

Section 1.05 Acts of Holders. 13

Section 1.06 Notices, Etc., to Trustee and Company. 15

Section 1.07 Notice to Holders; Waiver. 15

Section 1.08 Conflict with Trust Indenture Act. 16

Section 1.09 Effect of Headings and Table of Contents. 16

Section 1.10 Successors and Assigns. 16

Section 1.11 Separability Clause. 16

Section 1.12 Benefits of Indenture. 16

Section 1.13 Governing Law. 16

Section 1.14 No Recourse. 17

Section 1.15 Compliance Certificates and Opinions. 17

Section 1.16 Waiver of Jury Trial. 17

Section 1.17 Force Majeure. 18

Article Two SECURITY FORMS 18

Section 2.01 Forms Generally. 18

Section 2.02 Form of Trustee's Certificate of Authentication. 18

Section 2.03 Securities in Global Form. 19

Article Three THE SECURITIES 19

Section 3.01 Amount Unlimited; Issuable in Series. 19

Section 3.02 Denominations. 22

Section 3.03 Execution, Authentication, Delivery and Dating. 22

Section 3.04 Temporary Securities. 24

Section 3.05 Registration, Registration of Transfer and Exchange. 24

Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities. 27

Section 3.07 Payment of Interest; Interest Rights Preserved. 28

Section 3.08 Persons Deemed Owners. 29

Section 3.09 Cancellation. 30

Section 3.10 Computation of Interest. 30

Section 3.11 CUSIP Numbers. 30

Article Four SATISFACTION, DISCHARGE AND DEFEASANCE 30

Section 4.01 Satisfaction and Discharge of Indenture. 30

Section 4.02 Application of Trust Money. 31

Section 4.03 Satisfaction, Discharge and Defeasance of Securities of Any Series. 31

Article Five REMEDIES 34

Section 5.01 Events of Default. 34

Section 5.02 Acceleration. 35

Section 5.03 Other Remedies. 36

Section 5.04 Waiver of Past Defaults. 36

Section 5.05 Control by Majority. 36

Section 5.06 Limitation on Suits. 37

Section 5.07 Rights of Holders to Receive Payment. 37

Section 5.08 Collection Suit by Trustee. 37

Section 5.09 Delay or Omission Not Waiver. 37

Section 5.10 Trustee May File Proofs of Claim. 38

Section 5.11 Priorities. 38

Section 5.12 Undertaking for Costs. 38

Section 5.13 Waiver of Stay, Extension or Usury Laws. 39

Section 5.14 Judgment Currency. 39

Article Six THE TRUSTEE 40

Section 6.01 Certain Duties and Responsibilities. 40

Section 6.02 Certain Rights of Trustee. 41

Section 6.03 Not Responsible for Recitals or Issuance of Securities. 42

Section 6.04 May Hold Securities. 42

Section 6.05 Money Held in Trust. 42

Section 6.06 Compensation and Reimbursement. 42

Section 6.07 Resignation and Removal; Appointment of Successor. 43

Section 6.08 Acceptance of Appointment by Successor. 44

Section 6.09 Merger, Conversion, Consolidation or Succession to Business. 45

Section 6.10 Reports by Trustee. 46

Section 6.11 Trustee's Disclaimer 46

Section 6.12 Notice of Defaults 46

Section 6.13 Trustee May Establish Record Dates. 46

Section 6.14 Lists of Holders. 46

Section 6.15 Disqualification; Conflicting Interests. 46

Article Seven CONSOLIDATION, MERGER OR SALE 47

Section 7.01 When News Corporation or NAI may Merge or Transfer Assets. 47

Section 7.02 Successor Corporation Substituted 47

Section 7.03 Merger of a Guarantor 48

Article Eight SUPPLEMENTAL INDENTURES 48

Section 8.01 Supplemental Indentures Without Consent of Holders. 48

Section 8.02 Supplemental Indentures With Consent of Holders. 49

Section 8.03 Execution of Supplemental Indentures. 50

Section 8.04 Effect of Supplemental Indentures. 50

Section 8.05 Conformity with Trust Indenture Act. 50

Section 8.06 Reference in Securities to Supplemental Indentures. 50

Section 8.07 Revocation and Effect of Consents, Waivers and Actions. 51

Article Nine COVENANTS 51

Section 9.01 Payment of Securities. 51

Section 9.02 SEC Reports. 52

Section 9.03 Compliance Certificate 53

Section 9.04 Further Instruments and Acts 53

Section 9.05 Maintenance of Office or Agency 53

Section 9.06 Limitation on Liens 54

Section 9.07 Guarantees by Subsidiaries 54

Section 9.08 Money for Securities Payments to Be Held in Trust. 54

Article Ten REDEMPTION OF SECURITIES 55

Section 10.01 Applicability of Article. 55

Section 10.02 Election to Redeem; Notice to Trustee. 55

Section 10.03 Selection by Trustee of Securities to be Redeemed. 56

Section 10.04 Notice of Redemption. 56

Section 10.05 Deposit of Redemption Price. 57

Section 10.06 Securities Payable on Redemption Date. 57

Section 10.07 Securities Redeemed in Part. 57

Article Eleven SINKING FUNDS 58

Section 11.01 Applicability of Article. 58

Section 11.02 Satisfaction of Sinking Fund Payments with Securities. 58

Section 11.03 Redemption of Securities for Sinking Fund. 58

Article Twelve GUARANTEES 59

Section 12.01 Guarantees. 59

Section 12.02 Obligations of the Guarantors Unconditional 61

Section 12.03 Execution of Guarantee 61

Section 12.04 Release of a Guarantor 61

Article Thirteen CHANGE OF CONTROL 62

Section 13.01 Repurchase upon Change of Control. 62

NOTE: This table of contents shall not, for any purpose, be deemed a part of the Indenture.

INDENTURE, dated as of August 25, 2009 among News America Incorporated, a Delaware corporation with its principal office located at 1211 Avenue of the Americas, New York, New York, 10036 ("NAI" or the "Company"), News Corporation and The Bank of New York Mellon, a New York banking corporation (the "Trustee").

RECITALS OF THE COMPANY

WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company's debt securities (the "Securities"), to be issued in one or more series as provided herein.

WHEREAS, the Company, the Guarantor and the Trustee have done all things necessary to make this Indenture a valid agreement, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) the words "herein, "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

"Act", when used with respect to any Holder, has the meaning specified in Section 1.05.

"Affiliate" of any specified Person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that any Person that would be an Affiliate solely by reason of the fact that a director or officer of such Person is also a director or officer of a member of News Corporation or its Subsidiaries shall be deemed not to be an Affiliate for purposes of this definition. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authorized Newspaper" means a newspaper of general circulation in the place of publication, printed in the official language of the country of publication and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized or required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

"Bearer Security" means any Security in the form of bearer securities established pursuant to Section 2.01 which is payable to bearer and is not a Registered Security.

"Board of Directors" of any corporation means the Board of Directors of such corporation, or any duly authorized committee of such Board of Directors.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Book-Entry Security" means a security evidencing all or part of a series of Securities, issued to the Depositary for such series of Securities in accordance with Section 3.03, and bearing the legend prescribed in Section 3.03.

"Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

"Capitalized Lease Obligations" is defined as the discounted present value of the rental obligations of any Person under any lease of any property (whether real, personal or mixed) and/or such other obligations which, in accordance with GAAP, are required to be capitalized on the balance sheet of such Person.

"Capital Stock" of any Person is defined as any and all shares, interests, participations, or other equivalents (however designated) of capital stock and any rights (other than loan stock or debt securities convertible into capital stock), warrants or options to acquire such capital stock.

"Change of Control" means the occurrence of the following: any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than News Corporation, any Subsidiary of News Corporation, any employee benefit plan of either News Corporation or any Subsidiary of News Corporation, or the Murdoch Family, becomes the beneficial owner of 50% or more of the combined voting power of News Corporation's then outstanding common stock entitled to vote generally for the election of directors ("Voting Securities").

"Change of Control Triggering Event" means a Change of Control and a Rating Decline.

"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

"Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

"Content" means all print, audio, visual and other content and information available for publication, distribution, broadcast, transmission or any other form of delivery for exploitation on any form of media or medium of communication, whether now known or hereafter discovered or created.

"Corporate Trust Office" means the principal office of the Trustee in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date of initial execution of this Indenture, as to the Trustee, is 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration; except that with respect to the presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee in said Borough at which at any particular time its corporate agency business shall be conducted, which office at the date of initial execution of this Indenture, as to the Trustee, is 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Services, or, in either case, such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

"corporation" means any partnership, corporation, joint venture, limited liability company or other entity.

"Coupon" means any interest coupon appertaining to any Bearer Security.

"Default" is defined as any event, act or condition which is, or after notice or passage of time or both would be, an Event of Default.

"Defaulted Interest" has the meaning specified in Section 3.07.

"Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in global form, including Book-Entry Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such person "Depositary" shall be a collective reference to such Persons. "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

"Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

"Euro" means the basic unit of currency among participating European Union countries, as reused or replaced from time to time.

"Event of Default" has the meaning specified in Section 5.01.

"Film Special Purpose Vehicle" means any Special Purpose Vehicle established for the sole purpose of financing, producing, distributing, acquiring, marketing, licensing, syndicating, publishing, transmitting or other exploitation of Content.

"Foreign Currency" means a currency, composite currency or currency unit, including without limitation the Euro, issued by the government of any country or by any recognized confederation or association of such governments other than the United States of America.

"GAAP" is defined as generally accepted accounting principles as applied in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination, provided that the definitions contained in the Indenture and all ratios and calculations under the covenants described herein shall be determined in accordance with GAAP as in effect on the date of this Indenture.

"Guarantee" or "Guarantees" mean, collectively, the guarantee of the Guarantor as set forth in the guarantee provisions of this Indenture and any additional guarantee of the Securities to be executed by any Subsidiary of News Corporation pursuant to Section 9.07 herein.

"guarantee" by any Person is defined as any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring the obligee of such Indebtedness in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

"Guarantor" means News Corporation until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor or any Subsidiary that is required to become a Guarantor pursuant to Section 9.07 hereunder or until the release of such Guarantor pursuant to the terms of this Indenture.

"Holder" means, with respect to a Registered Security, a person in whose name a Security is registered in the Security Register and, with respect to a Bearer Security (or any temporary Global Security), and/or Coupons, the bearer thereof.

"Indebtedness" of any Person is defined as, at any date, and without duplication, any obligation for or in respect of: (i) money borrowed (whether or not for cash consideration and whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof) and premiums (if any) and capitalized interest (if any) in respect thereof; (ii) all obligations (if any) with respect to any debenture, bond (other than performance and similar bonds), note, loan, stock or similar instrument (whether or not issued for cash consideration); (iii) liabilities of such Person in respect of any letter of credit (other than in respect of Trade Payables, Programming Liabilities, or royalties), bankers' acceptance or note purchase facility or any liability with respect to any recourse receivables purchase, factoring or discounting arrangement; (iv) all obligations of such Person with respect to Capitalized Lease Obligations (whether in respect of buildings, machinery, equipment or otherwise); (v) all obligations created or arising under any deferred purchase or conditional sale agreement or arrangement or representing the balance deferred and unpaid of the purchase price of any property that would appear as a liability on a statement of financial positions of such Person prepared in accordance with GAAP (including pursuant to financing leases), except any such balance which represents a Trade Payable, Programming Liability or royalty; (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Redeemable Stock of such Person or any warrants, rights or options to acquire such Redeemable Stock valued, in the case of Redeemable Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends; (vii) direct or indirect guarantees of all Indebtedness of other Persons referred to in clauses (i) to (vi) above or legally binding agreements by any Person (a) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (b) otherwise to assure in a legally binding manner any Person to whom Indebtedness is owed against loss; and (viii) all Indebtedness of the types referred to in clauses (i) to (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on any asset owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The amount of Indebtedness of any Person at any date shall be (without duplication) (1) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured. Notwithstanding anything stated herein to the contrary, for the purposes of this Agreement any obligation owed solely between or among members of the News Consolidated Group shall not constitute "Indebtedness".

"Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

"Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

"Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

"Interest Rate Protection Agreements" of any Person is defined as the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

"Investment Grade" is defined as a rating of BBB- or higher by S&P or a rating of Baa3 or higher by Moody's or the equivalent of such ratings.

"Lien" is defined as any lien, security interest, or other charge or encumbrance of any kind, including without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Moody's" is defined as Moody's Investor's Service, Inc. and its successors.

"Murdoch Family" means K. Rupert Murdoch, his wife, parents, children, or brothers or sisters or children of brothers or sisters, or grandchildren, grand nieces and grand nephews and other members of his immediate family or any trust or any other entity directly or indirectly controlled by one or more of the members of the Murdoch Family described above ("controlled entities"). A trust shall be deemed controlled by the Murdoch Family if the majority of the trustees are members of the Murdoch Family or can be removed or replaced by any one or more members of the Murdoch Family or the controlled entities.

"NAI" means News America Incorporated, a Delaware corporation, until a successor replaces it pursuant to this Indenture and thereafter means the successor.

"New York Business Day" means each weekday which is not a day on which banking institutions in New York City are authorized or obligated by law to close.

"News Consolidated Group" means News Corporation and its Subsidiaries which are consolidated under GAAP.

"News Corporation" means News Corporation, a corporation organized under the laws of the State of Delaware, until a successor Guarantor replaces it pursuant to this Indenture and thereafter means the successor Guarantor.

"Officer" means, with respect to any corporation, the Chairman of the Board, any Executive Director, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such corporation and any person routinely performing corresponding functions with respect to such corporation.

"Officer's Certificate" means a written certificate signed by an Officer of the Company or News Corporation, and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company.

"Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

"Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities for whose payment or redemption (a) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or (b) U.S. Government Obligations or Foreign Government Securities as contemplated by Section 4.03 in the necessary amount have been theretofore deposited with the Trustee in trust for the Holders of such Securities in accordance with Section 4.03; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(ii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of any Original Issue Discount Securities that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, the principal amount of a Security denominated in a foreign currency or currencies shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency or such currency unit as determined by the Company or by an authorized exchange rate agent, and Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

"Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

"Permitted Encumbrance" means any of the following: (i) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to any member of the News Consolidated Group in the ordinary course of its business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price); (ii) Liens arising by operation of law, including Liens for taxes, assessments and governmental charges or levies that are either (a) not yet overdue or (b) being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained; (iii) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof; (iv) any Lien with respect to a cash deposit which secures the payment or reimbursement obligation in favor of any financial institution or government in connection with any letter of credit, guarantee or bond, issued by or, as the case may be, granted to any financial institution, or government, in respect of any amount payable by any member of the News Consolidated Group pursuant to any agreement or arrangement (other than in respect of Indebtedness for borrowed money) entered into by any member of the News Consolidated Group; (v) any Lien with respect to a cash deposit which is deposited in an account with any financial institution or firm of lawyers or title company to be held in escrow in such account pursuant to any agreement or arrangement (other than in respect of Indebtedness for borrowed money); (vi) Liens on property purchased after the date of this Indenture provided that (A) any such Lien (x) is created solely for the purpose of securing Indebtedness incurred to finance the cost (including the cost of construction) of the item of property subject thereto and such Lien is created prior to, at the time of, or within 270 days after the later of, the acquisition, the completion of construction or the commencement of the full operation of such property, or for the purpose of securing Indebtedness incurred to refinance any Indebtedness previously so secured or (y) existed on such property at the time of its acquisition (other than Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property), (B) the principal amount of Indebtedness secured by any Lien described in clause (A)(x) does not exceed 100% of such cost, and (C) such Lien does not extend to or cover any other property other than such item or property and any improvements on such item; (vii) any Lien with respect to any asset (including, without limitation, securities, documents of title and source codes), to the extent arising from the delivery of such asset to any financial institution, firm of lawyers, title company or other entity which holds assets in escrow or custody, to be held in escrow pursuant to any agreement or arrangement granted in the ordinary course of business; (viii) statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision has been made; (ix) easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (xi) Liens existing on the date of this Indenture; (xii) Liens permitted to finance receivables (including pursuant to a receivables sales agreement) arising in the ordinary course of business; (xiii) Liens on assets of Film Special Purpose Vehicles securing Indebtedness incurred for the purpose of effecting Permitted Film Financings; (xiv) Liens created in favor of (x) a producer or supplier of Content or (y) any other Person in connection with the financing of the production, distribution, acquisition, marketing, licensing, syndication, publication, transmission and/or other exploitation of Content, in each case above on or with respect to distribution revenues and/or distribution rights which arise from or are attributable to such Content; (xv) Liens under construction, performance and similar bonding arrangements entered into in the ordinary course of business; (xvi) in the case of a Person becoming a member of the News Consolidated Group after the date of this Indenture, any Lien with respect to the assets of such Person at the time it became a member of the News Consolidated Group, provided that such Lien is not created in contemplation of, or in connection with, such Person becoming a member of the News Consolidated Group; (xvii) Liens not otherwise permitted herein which do not, in the aggregate, exceed 15% of the Tangible Assets of the News Consolidated Group; provided that any such Lien is not otherwise prohibited under this Indenture; (xviii) Liens created by members of the News Consolidated Group in favor of other members of the News Consolidated Group; and (xix) any extension, renewal or replacements of any of the Liens referred to in clauses (i) through (xviii) above, provided that the renewal, extension or replacements is limited to all or part of the property securing the original Lien or any replacement of such property and further provided that in the case of sub-clauses (i) and (iii) of this definition, there is no default in the underlying obligation secured by such encumbrance or such obligation is being contested in good faith and by appropriate proceedings.

"Permitted Film Financing" means debt and equity financing arrangements with third parties for the financing, production, distribution, acquisition, marketing, licensing, syndication, publishing, transmission or other exploitation of Content by any Person in which any interest held by a member of the News Consolidated Group is held through a Film Special Purpose Vehicle and as to which neither News Corporation nor its Subsidiaries has incurred any Indebtedness other than through such Film Special Purpose Vehicle.

"Person" means any individual, partnership, corporation, joint venture, limited liability company, trust or other entity, or government or any agency or political subdivision thereof.

"Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium. if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

"Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

"Programming Liabilities" means all obligations incurred in the ordinary course of business to finance, produce, distribute, acquire, market, license, syndicate, publish, transmit or otherwise exploit Content, other than any such obligations for Indebtedness described in clause (i) of the definition of Indebtedness and guaranties of such Indebtedness.

"Public Debt" means any Indebtedness of NAI and News Corporation (other than the Securities) that is registered pursuant to a registration statement filed with the SEC or any comparable national or state regulatory or governmental body in any jurisdiction of the United States or otherwise, plus any Indebtedness that any member of the News Consolidated Group has issued and provided registration rights to the holders of such privately placed securities in connection with such issuance other than the Securities.

"Rating Agencies" is defined as (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by News Corporation, which shall be substituted for S&P or Moody's or both, as the case may be, so that there shall always be two nationally recognized securities rating agencies rating the Securities.

"Rating Category" is defined as (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1,2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

"Rating Date" is defined as the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by News Corporation to effect a Change of Control.

"Rating Decline" is defined as the occurrence of the following on, or within 90 days after the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by News Corporation to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), (a) in the event the Securities are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the Securities shall be reduced so that the Securities are rated below Investment Grade by both Rating Agencies, or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Securities by both Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

"Redeemable Stock" is defined as any equity security that by its terms or otherwise is required to be redeemed prior to the maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to maturity of the Securities.

"Redemption Date", when used with respect to any Security to be redeemed. means the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price", when used with respect to any Security to be redeemed. means the price at which it is to be redeemed pursuant to this Indenture.

"Refinancing Indebtedness" is defined as Indebtedness issued in exchange for, or the proceeds of which are used to exchange, refinance, refund or extend, outstanding Indebtedness.

"Registered Security" means any Security in the form of Registered Securities established pursuant to Section 2.01 which is registered in the Security Register.

"Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

"Responsible Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

"Revolving Credit Agreement" means the Credit Agreement dated May 23, 2007 among News America Incorporated, News Corporation and the financial institutions named therein, as amended, renewed, or refunded from time to time thereafter, and the commitments (and agreements in connection therewith) to extend the financing under the Revolving Credit Agreement, together with any guarantees delivered pursuant to any of the foregoing and any agreement or agreements pursuant to which the Indebtedness subject thereto shall be refinanced, renewed, extended or refunded.

"SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the agency performing such duties at such time.

"Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

"Significant Subsidiary" means any Subsidiary of News Corporation that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the SEC (as such rule is in effect on the date of this Indenture) provided, however, that "Significant Subsidiary" shall not include any Subsidiary that is or becomes a "controlled foreign corporation" under Section 957 of the Internal Revenue Code.

"Special Purpose Vehicle" means a Person that is, or was, established: (a) with a separate legal identity and limited liability; (b) as a member of the News Consolidated Group; and (c) for the sole purpose of a single transaction, or series of related transactions, and that has no assets and liabilities other than those directly acquired or incurred in connection with such transaction(s).

"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

"S&P" is defined as Standard & Poor's Corporation, a division of the McGraw-Hill Companies, Inc. and its successor.

"Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

"Subsidiary" is defined as, with respect to any Person, (i) a corporation a majority of whose issued and outstanding capital stock, voting shares or ordinary shares having ordinary voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director's qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

"Tangible Assets" of any Person is defined as, as of any date, the amount of total assets of such Person and its subsidiaries on a consolidated basis at such date minus goodwill, trade names, patents, unamortized debt discount expense and other like intangibles, all determined in accordance with GAAP.

"Trade Payables" of any Person is defined as accounts payable or any other indebtedness or monetary obligations to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

"Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall-mean the Trustee with respect to Securities of that Series.

"Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 8.05.

"Vice President," when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

Section 1.02 Other Definitions.

Term	Defined in Section
"Base Guaranty Liability"	12.01
"Change of Control Offer"	13.01
"Change of Control Offer Price"	13.01
"Change of Control Payment Date"	13.01
"Exchange Act"	9.02
"Notice of Default"	5.01

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

"indenture securities" means the Securities.

"indenture security holder" means a Holder.

"indenture to be qualified" means this Indenture.

"indenture trustee" or "institutional trustee" means the Trustee.

"obligor" on the indenture securities means NAI and the Guarantor.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and the Guarantor, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of his holding the same, may be proved by the production of such Bearer Securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee, the Guarantor and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security or (4) such Bearer Security is no longer Outstanding.

(d) The fact and date of execution of any such instrument or writing pursuant to clause (c) above, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this clause.

(e) The ownership of Registered Securities shall be proved by the Security Register.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

(g) Whenever for purposes of any Act to be taken hereunder by the Holders of a series of Securities denominated in a Foreign Currency (or any currency unit), the principal amount of Securities is required to be determined, the aggregate principal amount of such Securities shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency or such currency unit as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an Officer's Certificate as of the date taking of such Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee. An exchange rate agent may be authorized in advance or from time to time by the Company, and may be the Trustee or its Affiliate. Any such determination by the Company or by any such exchange rate agent shall be conclusive and binding on all Holders, the Company and the Trustee, and neither the Company nor any such exchange rate agent shall be liable therefor in the absence of bad faith.

(h) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 1.06 Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.07 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, (i) if any of the Securities affected by such event are registered Securities, such notice to the Holders thereof shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such holder affected by such event, at his address as it appears in the Security Register, within the time prescribed for the giving of such notice and (ii) if any of the Securities affected by such event are Bearer Securities, notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Bearer Securities expressly provided) if published once in an Authorized Newspaper in New York, New York, and in such other city or cities, if any, as may be specified in such Securities and, if the Securities of such series are listed on any stock exchange outside the United States, in any place at which such Securities are listed on a securities exchange to the extent that such securities exchange so requires, and mailed to such Persons whose names and addresses as were previously filed with the Trustee, within the time prescribed for giving such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If it is impossible or, in the opinion of the Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language except that any published notice may be in an official language of the country of publication.

Section 1.08 Conflict with Trust Indenture Act.

This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

Section 1.09 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 1.11 Separability Clause.

In case any provision in this Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law.

This Indenture, the Securities, the Guarantees endorsed thereon and any coupons shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of laws.

Section 1.14 No Recourse.

No recourse for the payment of the principal of or premium, if any, or interest on any Security or any coupons appertaining thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, News Corporation or any Guarantor in this Indenture or in any supplemental indenture, or in any Security or any coupons appertaining there, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, or stockholder as such, past, present or future, of (1) the Company, News Corporation, or any Guarantor, or any of their Affiliates; (2) any successor Person of the Company, News Corporation, or any Guarantor either directly or through the Company, News Corporation or any Guarantor or any of their Affiliates; or (3) any successor Person of the Company, News Corporation or any Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities.

Section 1.15 Compliance Certificates and Opinions.

Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

Section 1.16 Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

SECURITY FORMS

Section 2.01 Forms Generally.

The Securities of each series and Guarantees and the Coupons, if any, to be attached thereto shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, Guarantees and Coupons, if any, as evidenced by their execution of the Securities, Guarantees and Coupons, if any. If temporary Securities of any series are issued in global form as permitted by Section 3.04, the form thereof also shall be established as provided in the preceding sentence. If the forms of Securities, Guarantees and Coupons, if any, of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record of any such action taken pursuant thereto, including a copy of the approved form of Securities, Guarantees or Coupons, if any, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

To the extent applicable, NAI, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02 Form of Trustee's Certificate of Authentication.

The Trustee's certificate of authentication shall be substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon, as Trustee

By:

Authorized Signatory

Section 2.03 Securities in Global Form.

If Securities of a series are issuable in whole or in part in global form any such Security may provide that it shall represent the aggregate or specified amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount or changes in the rights of Holders of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein. Any instructions by the Company with respect to a Security in global form shall be in writing.

ARTICLE THREE

THE SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited.

The Securities may be issued from time to time in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officer's Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 8.06 or 10.07);

(c) the date or dates on which the principal (and premium, if any) of the Securities of the series is payable;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

(e) the Person to whom any interest on any Registered Securities of the series shall be payable if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and the manner in which, or the Person to whom, any interest on any Bearer Securities of the series shall be payable if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature;

(f) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable;

(g) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company.

(h) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $1,000, if registered and $1,000 and $10,000, if Bearer and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(j) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02; and

(k) whether Bearer Securities of the series are to be issuable and if so, whether Registered Securities are to be issuable;

(l) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(m) if Bearer Securities of the series are to be issuable, whether interest in respect of any portion of a temporary Bearer Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any Interest Payment Date prior to the exchange of such temporary Bearer Security for definitive Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

(n) the currency of denomination of the Securities of any series, which may be in Dollars, any Foreign Currency or any composite currency and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

(o) the currency or currencies in which payment of the principal of (and premium, if any) and interest, if any, on the Securities will be made, and the currency or currencies (in addition to Dollars), if any, in which payment of the principal of (and premium, if any) or the interest, if any, on Registered Securities, at the election of each of the Holders thereof, may also be payable;

(p) if the amount of payments of principal of (and premium, if any) or, interest, if any, on the Securities of the series may be determined with reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable, the manner in which such amounts shall be determined;

(q) if the payments of principal of (and premium, if any) or the interest, if any, on the Securities of the series are to be made in a Foreign Currency other than the Foreign Currency in which such Securities are denominated, the manner in which the exchange rate with respect to such payments shall be determined;

(r) any deletions from, modifications of or additions to the Events of Default set forth in Section 5.01 or covenants of the Company set forth in Article Nine pertaining to the Securities of the series;

(s) the form of the Securities and Coupons, if any, of the series;

(t) whether the Securities of such series shall be issued in whole or in part in global form, including Book-Entry Securities, and the Depositary for such global Securities;

(u) the application, if any, of Section 4.03 to the Securities of that series;

(v) whether the Change of Control provisions set forth in Article Thirteen are applicable to the Securities of that series;

(w) whether the Securities of the series may be convertible into or exchangeable for Securities of a different series, stock or other securities of the Company or other corporation;

(x) which Guarantors, if any, shall Guarantee the Securities of that series;

(y) if other than the Trustee, the identity of the Registrar and any Paying Agent; and

(z) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities (including Coupons, if any) and Guarantees of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer's Certificate or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer's Certificate setting forth the terms of the series.

Section 3.02 Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000, if registered, in denominations of $1,000 or $10,000, if bearer, and any integral multiple of the applicable denomination.

Section 3.03 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by an Officer of the Company. The Coupons, if any, shall be executed on behalf of the Company by an Officer of the Company, attested by its Secretary or any Assistant Secretary or its Treasurer or one of its Assistant Treasurers. The signature of any of these officers on the Securities (and Coupons, if any) may be manual or facsimile.

The Guarantee(s) shall be executed on behalf of Guarantor by an Officer of the Guarantor. The signature of any such Officer on the Guarantee may be manual or facsimile.

Securities (and Coupons, if any) and Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of NAI or News Corporation shall bind NAI and such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities (and Coupons, if any) or did not hold such offices at the date of such Securities (and Coupons, if any).

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities (with or without Coupons) of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that,

(a) if established pursuant to a Board Resolution as permitted by Section 2.01Section 2.01, the form of such Securities, Guarantees and Coupons, if any, have been established in conformity with the provisions of this Indenture;

(b) if established pursuant to a Board Resolution as permitted by Section 3.01, the terms of such Securities, Guarantees and Coupons, if any, have been established in conformity with the provisions of this Indenture; and

(c) such Securities, and the Guarantees endorsed thereon together with Coupons, if any, appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company and the Guarantor, respectively, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver such Securities if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise.

The Trustee shall not be required to authenticate Securities denominated in a coin or currency (or unit including a coin or currency) other than that of the United States of America if the Trustee reasonably determines that such Securities impose duties or obligations on the Trustee which the Trustee is not able or reasonably willing to accept; provided that the Trustee, upon a Company Request, will resign as Trustee with respect to Securities of any series as to which such a determination is made, prior to the issuance of such Securities, and will comply with the request of the Company to execute and deliver a supplemental indenture appointing a successor Trustee pursuant to Section 8.01.

If all of the Securities of a series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03 must be delivered only once, prior to the authentication and delivery of the first Security of such series; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Opinion of Counsel delivered pursuant to this Section 3.03 shall be true and correct as if made on such date.

If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section 3.03 and the Company Order with respect to such series, authenticate and deliver one or more Securities in global form that (1) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such global Security or Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Book-Entry Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary" or to such other effect as the Depositary and the Trustee may agree.

Each Depositary designated pursuant to Section 3.01 for a Book-Entry Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the Depositary is so registered. Each Depositary shall enter into an agreement with the Trustee governing their respective duties and rights with regard to Book-Entry Securities.

Each Security shall be dated the date of its authentication, except that each Bearer Security, including any Bearer Security in global form, shall be dated as of the date specified as contemplated by Section 3.01.

No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 3.06 or 3.07, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant Coupons for interest then matured have been detached and cancelled.

Section 3.04 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form, with or without Coupons of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities and Coupons, if any.

Except in the case of temporary Securities in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company pursuant to Section 9.05 in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that no definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security unless the Trustee shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form approved in the Board Resolutions relating thereto and such delivery shall occur only outside the United States. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series except as otherwise specified as contemplated by Section 3.01 with respect to the payment of interest on Bearer Securities in temporary form.

Section 3.05 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company maintained pursuant to Section 9.05 in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to Section 9.05 in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Registered Securities of any series (except a Book-Entry Security representing all or a portion of the Securities of such series) may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Registered Securities may not be exchanged for Bearer Securities.

At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities (if the Securities of such series are issuable in registered form) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination and such exchanges are permitted by such series) of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 9.05, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in certificated form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the issuer receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 3.01(t) shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver Securities of such series in certificated form in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series in certificated form and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a global Security of such series in exchange in whole or in part for Securities of such series in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

(a) to each Person specified by such Depositary, a new certificated Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and

(b) to such Depositary, a new global Security of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of certificated Securities delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee shall authenticate and deliver Securities in certificated form in authorized denominations.

Upon the exchange of a global Security for Securities in certificated form, such global Security shall be cancelled by the Trustee. Unless expressly provided with respect to the Securities of any series that such Security may be exchanged for Bearer Securities, Securities issued in exchange for a Book-Entry Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Book-Entry Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 or 8.06 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series for a period of 15 days before the selection of any Securities of that series for redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Security with a destroyed, lost or stolen Coupon and (ii) such security or indemnity as may be required by them to save each of them and the Guarantor and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with Coupons corresponding to the Coupons, if any, appertaining to the destroyed, lost or stolen Security.

In case any such mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security or Coupon, pay such Security or Coupon; provided, however, that payment of principal of and any premium or interest on Bearer Securities shall, except as otherwise provided in Section 9.05, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series with its Guarantees and Coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains, shall constitute an original additional contractual obligation of the Company and Guarantor with respect thereto, whether or not the destroyed, lost or stolen Security and its Coupons, if any, or the destroyed, lost or stolen Coupon, shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their Guarantees and Coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

Section 3.07 Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 3.01, Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such Series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

At the option of the Company, interest on Registered Securities of any series that bear interest may be paid (i) by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Security Register.

Notwithstanding the above, except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, a Holder of $10,000,000 or more in aggregate principal amount of Securities of the same series having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee on or before the Regular Record Date immediately preceding the applicable Interest Payment Date.

Subject to the foregoing provisions of this Section, each Security or Coupon, if any, delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security or Coupon, if any, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security or Coupon.

Section 3.08 Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any Coupon as the absolute owner of such Bearer Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or Coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09 Cancellation.

All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities and Coupons so delivered shall be promptly cancelled by the Trustee. No Securities or Coupons shall be authenticated in lieu of or in exchange for any Securities or Coupons cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and Coupons shall be disposed of by the Trustee in accordance with the Trustee's policy of disposal of cancelled securities or shall be delivered to the Company upon the Company's written request.

Section 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP Numbers.

The Company, in issuing the Securities, may use "CUSIP" numbers (if then generally in use), and, if so used by the Company, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

SATISFACTION, DISCHARGE AND DEFEASANCE

Section 4.01 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities of such series and replacement of lost, stolen or mutilated Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when

(a) either

(i) all Securities of such series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (A) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 3.05, (B) Securities of such series and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (C) Coupons appertaining to Bearer Securities of such series called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 10.06 and (D) Securities of such series and Coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all such Securities and Coupons of such series not theretofore delivered to the Trustee for cancellation

(a) have become due and payable, or

(b) will become due and payable at their Stated Maturity within one year, or

(c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (a), (b) or (c) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and Coupons of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities and Coupons of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02, shall survive.

Section 4.02 Application of Trust Money.

All money deposited with the Trustee pursuant to Section 4.01 and 4.03 shall be held in trust and applied by it, in accordance with the provisions of the Securities and Coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

Section 4.03 Satisfaction, Discharge and Defeasance of Securities of Any Series.

If this Section 4.03 is specified, as contemplated by Section 3.01, to be applicable to Securities and Coupons, if any, of any series, at the Company's option, either

(a) the Company will be deemed to have been Discharged (as defined below) from its obligations with respect to Securities and Coupons, if any, of such series or

(b) the Company will cease to be under any obligation to comply with any term, provision or condition set forth in (1) Article Seven and Section 9.06, Section 9.07, and Section 13.01 or (ii) the terms, provisions or conditions of such series specified pursuant to Section 3.01 (provided, however, that the Company may not cease to comply with any obligations as to which it may not be Discharged pursuant to the definition of "Discharged"), if, in the case of (a) and (b), with respect to the Securities and Coupons, if any, of such series on the 91st day after the applicable conditions set forth below in (x) and either (y) or (z) have been satisfied:

(x) (1) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities and Coupons, if any, of such series (in addition to any required under (y) or (z)); and

(2) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities and Coupons, if any, of any such series have been complied with;

(y) (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities and Coupons, if any, of such series (i) an amount (in such currency or currency unit in which the Outstanding Securities and Coupons, if any, of such series are payable) or (ii) U.S. Government Obligations (as defined below) or, in the case of Securities and Coupons, if any, denominated in a Foreign Currency, Foreign Government Securities (as defined below), which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal (including any premium) and interest, if any, under the Securities and Coupons, if any, of such series, money in an amount or (iii) a combination of (i) and (ii) sufficient (in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of (including any premium), and interest, if any, on, the Outstanding Securities and Coupons, if any, of such series on the dates such installments of interest or principal are due;

(2) (i) no Event of Default or event (including such deposit) which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit, (ii) no Event of Default as defined in clause (v) or (vi) of Section 5.01, or event which with notice or lapse of time or both would become an Event of Default under either such clause, shall have occurred within 90 days after the date of such deposit and (iii) such deposit and the related intended consequence under (a) or (b) will not result in any default or event of default under any material indenture, agreement or other instrument binding upon the Company or any Subsidiary or any of their properties; and

(3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities and Coupons, if any, of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 4.03 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised;

(z) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 3.01, to be applicable to the Securities and Coupons, if any, of such series.

Any deposits with the Trustee referred to in clause (y)(1) above will be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities and Coupons, if any, of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any mandatory redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement will provide therefor and the Company will make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

"Discharged" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and coupons, if any, of the series as to which this Section is specified as applicable as aforesaid and to have satisfied all the obligations under this Indenture relating to the Securities and Coupons, if any, of such series (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except (A) the rights of Holders thereof to receive, from the trust fund described in clause (y)(1) above, payments of the principal of, premium and the interest, if any, on such Securities and Coupons, if any, when such payments are due, (B) the Company's obligations with respect to such Securities and Coupons, if any, under Section 3.05 and 3.06 (insofar as applicable to Securities of such series), 4.02 and 9.05 and the Company's obligations to the Trustee under Section 6.06 and 6.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the Trustee for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Foreign Government Securities, as the case may be, or any principal, premium or interest paid on such Obligations, and, subject to the provisions of Section 6.06, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.

"Foreign Government Securities" as used in Section 4.03 means, with respect to Securities and Coupons, if any, of any series that are denominated in a Foreign Currency, securities that are (i) direct obligations of the government that issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government (the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of such government) which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

"U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specified payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

ARTICLE FIVE

REMEDIES

Section 5.01 Events of Default.

"Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order rule or regulation of any administrative or governmental body):

(i) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(ii) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(iii) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(iv) default in the performance, or breach, of any covenant or warranty of the Company, News Corporation or any Guarantor in this Indenture (other than a covenant or warranty of a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(v) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, News Corporation or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, News Corporation or a Significant Subsidiary, as the case may be, bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, News Corporation or a Significant Subsidiary, as the case may be, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(vi) the commencement by the Company, News Corporation or a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, News Corporation or a Significant Subsidiary, as the case may be, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, News Corporation or a Significant Subsidiary, as the case may be, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, News Corporation or any Significant Subsidiary, as the case may be, in furtherance of any such action;

(vii) any other Event of Default provided with respect to Securities of that series.

Section 5.02 Acceleration.

If any Event of Default under clauses (i), (ii), (iii), (iv), and (vii) with respect to Outstanding Securities of any series occurs and is continuing, then in every such case the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount of all of the Securities of that series and accrued interest immediately due and payable. Except to enforce the right to receive payments of principal of and interest on the Securities when due, no holder of a Security may pursue any remedy with respect to the Indenture or the Securities except in compliance with Section 5.01(v) and (vi).

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and to News Corporation and the Trustee, may rescind and annul such declaration (except an acceleration due to a default in payment of the principal or interest on any Security) and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that Series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Outstanding Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the Proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 5.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of any series of Outstanding Securities, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences with respect to that series except (a) an Event of Default described in Section 5.01(i), or (b) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 5.04 shall be in lieu of Section 316(a)1(B) of the TIA and said Section 316(a)1(8) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 5.05 Control by Majority.

The Holders of a majority in aggregate principal amount of Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. This Section 5.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and said Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 5.06 Limitation on Suits.

A Holder of Securities of any series may not pursue any remedy with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense satisfactory to the Trustee;

(d) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the Outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, any Redemption Date or Offer Payment Date, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

Section 5.08 Collection Suit by Trustee.

If an Event of Default described in Section 5.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against NAI and the Guarantor for the whole amount owing with respect to the Securities and the amounts provided for in Section 6.06.

Section 5.09 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.10 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to NAI, the Guarantor or any other obligor upon the Securities or the property of NAI, the Guarantor or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of the principal amount, premium, if any, and interest on the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.11 Priorities.

If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 6.06;

SECOND: to Holders for amounts due and unpaid on the Securities for the principal amount, Redemption Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to NAI.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.11.

Section 5.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities. This Section 5.12 shall be in lieu of Section 315(e) of the TIA and said Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 5.13 Waiver of Stay, Extension or Usury Laws.

NAI and the Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive NAI or the Guarantor from paying all or any portion of the principal or premium, if any, or interest on the Securities as contemplated herein; and NAI and the Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.14 Judgment Currency.

The following provisions of this Section 5.14 shall apply to the extent permissible under applicable law: Judgments in respect of any obligations of the Company under any Securities or Coupons, if any, of any series shall be rendered in the currency or currency unit in which such Securities or Coupons are payable. If for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or Coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or Coupon, then such conversion shall be made at the Conversion Rate (as defined below) as in effect on the date the Company shall make payment to any person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such Conversion Rate and the Conversion Rate as in effect on the date of payment, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is the amount in such other currency or currency unit which, when converted at the Conversion Rate as in effect on the date of payment or distribution, is the amount then due hereunder or under such Security or Coupon. Any amount due from the Company under this Section 5.14 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or Coupon so that in any event the Company's obligations hereunder or under such Security or Coupon will be effectively maintained as obligations in such currency or currency unit. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security or Coupon at the Conversion Rate as in effect when payment is made than the amount of currency or currency unit stated to be due hereunder or under such Security or Coupon.

For purposes of this Section 5.14, "Conversion Rate" shall mean the spot rate at which in accordance with normal banking procedures the currency or currency unit into which an amount due hereunder or under any Security or Coupon is to be converted could be purchased with the currency or currency unit due hereunder or under any Security or Coupon, at the option of the Company from major banks located in New York, London or any other principal market for such purchased currency or currency unit.

ARTICLE SIX

THE TRUSTEE

Section 6.01 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture; and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 1.01, 1.05 and 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02 Certain Rights of Trustee.

Subject to the provisions of the Trust Indenture Act:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation ;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.03 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.04 May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates or the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.05 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.06 Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it pursuant to this Section 6.06, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(v) or Section 5.01(vi), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

Section 6.07 Resignation and Removal; Appointment of Successor.

(a) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.08 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(b) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(c) If at any time:

(i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.08. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.08, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.08, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(e) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 1.07. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.08 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

Section 6.09 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.10 Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in Trust Indenture Act Section 313(c) a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

Section 6.11 Trustee's Disclaimer.

The Trustee shall not be responsible for any statement in the registration statement for the Securities under the Securities Act of 1933, as amended (the "Securities Act") (other than statements contained in the Form T-1 filed with the SEC under the TIA and any statements provided by the Trustee in writing specifically for use in such registration statement) or in this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 6.12 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder as their names and addresses appear on the Security Register notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a Default described in Sections 5.01(i) or (ii), the Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interests of Holders. The second sentence of this Section 6.12 shall be in lieu of the proviso to Section 315(b) of the TIA and said proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.13 Trustee May Establish Record Dates.

The Trustee may fix a record date for the purpose of determining the Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 6.14 Lists of Holders.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addressees of Holders of Securities of each series. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may reasonably request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of Securities of each such series. If there are Bearer Securities of any series outstanding, even if the Trustee is the Registrar, the Company shall furnish to the Trustee such a list containing such information with respect to Holders of such Bearer Securities only.

Section 6.15 Disqualification; Conflicting Interests.

(a) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

(b) The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee (a) shall have a combined capital and surplus of at least $50,000,000 or (b) is a wholly-owned subsidiary of a bank holding company having a consolidated capital and surplus of at least $50,000,000 in each case as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in 310(b)(1) of the TIA are met.

ARTICLE SEVEN

CONSOLIDATION, MERGER OR SALE

Section 7.01 When News Corporation or NAI may Merge or Transfer Assets.

Neither News Corporation nor NAI shall consolidate with or merge with or into or sell, assign or lease all or substantially all of its properties and assets as an entirety to any person (other than its Subsidiary), or permit any person (other than its Subsidiary) to merge with or into News Corporation or NAI unless:

(a) News Corporation or NAI shall be the continuing person, or the person (if other than News Corporation or NAI) formed by such consolidation or into which News Corporation (or NAI) is merged or to which the properties and assets of News Corporation (or NAI), substantially as an entirety, are transferred (the "surviving entity") shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of News Corporation (or NAI) under the Securities and this Indenture, and this Indenture shall remain in full force and effect and the surviving entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; and

(b) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing.

In connection with any consolidation, merger or transfer contemplated hereby, News Corporation shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture, if any, in respect thereto comply with this Section 7.01 and that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 7.02 Successor Corporation Substituted.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of News Corporation or NAI in accordance with Section 7.01, the successor corporation formed by such consolidation or into which News Corporation or NAI is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of News Corporation or NAI under this Indenture with the same effect as if such successor corporation had been named as News Corporation or NAI therein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, News Corporation or NAI shall be discharged and released from all obligations and covenants under this Indenture and the Securities. The Trustee-shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of News Corporation or NAI.

Section 7.03 Merger of a Guarantor.

Subject to Section 12.04 hereof, in the event that any Guarantor (other than News Corporation) shall merge with or into, consolidate with or sell all or substantially all of its assets to a Subsidiary where such Guarantor is not the surviving person, such surviving person shall assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities in accordance with Section 12.04 and the performance of every covenant of this Indenture. Such surviving person shall succeed to, and be substituted for and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such surviving person had been named as such Guarantor herein and the Guarantor shall be released from its liability as obligor on the Securities. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of such Guarantor.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, News Corporation and Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, News Corporation or any Guarantor, if applicable, and the assumption by any such successor of the covenants of the Company, News Corporation or any Guarantor, if applicable, herein and in the Securities; or

(b) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(c) to add any additional Events of Default with respect to all or any series of Securities; or

(d) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(e) to secure the Securities;

(f) to establish the form or terms of Securities and the Guarantees of any series as permitted by Section 2.01 and 3.01; or

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.08(b); or

(h) if allowed without penalty under applicable laws and regulations to permit payment in the United States of America (including any of the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction or principal, premium, if any, or interest, if any, on Bearer Securities or Coupons, if any; or

(i) to (i) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or (ii) make any other change that does not adversely affect the legal rights or interests of the Holders of Securities of any series in any material respect.

Section 8.02 Supplemental Indentures With Consent of Holders.

With the written consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities, or (ii) in case less than all of the several series of Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of each series so affected by such supplemental indenture voting as a single class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change the coin or currency in which, any Securities or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.05, or

(d) modify any of the provisions of this Section 8.02 or Section 5.12 except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 3.01 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 6.08(b) and 8.01(g).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 8.04 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 8.06 Reference in Securities to Supplemental Indentures.

Securities, including any Coupons, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities including any Coupons of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities including any Coupons of such series.

Section 8.07 Revocation and Effect of Consents, Waivers and Actions.

Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Securities then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Holder, except as provided in Section 8.02.

NAI may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

ARTICLE NINE

COVENANTS

Section 9.01 Payment of Securities.

NAI shall pay the principal of, premium, if any, and interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to NAI, whether or not a claim for post-filing interest is allowed in such proceeding) on the Securities on (or prior to) the dates and in the manner provided in the Securities or pursuant to this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due.

NAI shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to NAI whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by the Securities, which interest on overdue interest shall accrue from the date such amounts became overdue.

No payment of principal or interest on Bearer Securities shall be made at any office or agency of the Company in the United States, by check mailed to any address in the United States, by transfer to an account located in the United States or upon presentation or surrender in the United States of a Bearer Security or coupon for payment, even if the payment would be credited to an account located outside the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any interest on any such Bearer Security shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Section 9.02 SEC Reports.

(a) News Corporation, which has Securities registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), shall file with the SEC and with the Trustee, within 15 days after it files the same with the SEC, copies of its annual and quarterly reports, information, documents and other reports, (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which News Corporation is required to file with the SEC. Such information shall include annual and quarterly financial statements and notes thereto, in each case presented in all material respects in accordance with GAAP as applied in the United States, together with a management's discussion and analysis of financial condition and results of operations. Such financial statements shall be prepared substantially in accordance with Regulation S-X under the Act, as applied to U.S. Persons with respect to annual and quarterly statements, as applicable, provided however, that supplemental information for the Guarantor need not be provided. The management's discussion and analysis of financial condition and results of operations shall be prepared substantially in accordance with Regulation S-K and the financial information contained therein shall be substantially in accordance with GAAP as applied in the United States. In the event that News Corporation is at any time no longer subject to the reporting requirements of the Exchange Act, it shall provide to the Trustee, in accordance with the rules and regulations prescribed from time to time by the SEC, such reports which may be required pursuant to Section 13 of the Exchange Act. In such event, such reports shall be provided at the times that News Corporation would have been required to provide reports had it continued to have been subject to such reporting requirements. Such information shall include annual and quarterly financial statements and notes thereto, presented substantially in accordance with GAAP as applied in the United States, together with a management's discussion and analysis of financial condition and results of operations. Such financial statements shall be prepared substantially in accordance with Regulation S-X under the Act, as applied to U.S. Persons with respect to annual and quarterly statements, as applicable, provided, however, that supplemental information for the Guarantor need not be provided. The management's discussion and analysis of financial condition and results of operations shall be prepared substantially in accordance with Regulation S-K and the financial information contained therein shall be substantially in accordance with GAAP as applied in the United States. NAI and the Guarantor also shall comply with the other provisions of TIA Section 314(a) to the extent applicable.

(b) NAI shall, at its expense, transmit to Holders of Securities within 30 days after the filing thereof with the Trustee such summaries of any information, documents and reports required to be filed by News Corporation pursuant to subsection (a) as may be required to be transmitted to such Holders by the rules and regulations prescribed from time to time by the SEC.

(c) News Corporation intends to file the reports referred to in Section 9.02(a) and (b) hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC's Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the SEC, shall constitute delivery by NAI of such reports to the Trustee and Holders in compliance with the provision of Section 9.02 and TIA Section 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to search for or obtain any electronic or other filings that News Corporation makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 9.02(c) shall be solely for the purposes of compliance with this Section 9.02 and with TIA Section 314(a). The Trustee's receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof (and the Trustee shall not have any duty to ascertain or inquire as to such content or matter), including NAI's compliance with any of its covenants hereunder, as to which the Trustee is conclusively entitled to rely upon Officer's Certificates.

Section 9.03 Compliance Certificate.

(a) NAI or News Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, such Officer's Certificate shall describe the Default and its status.

(b) NAI or News Corporation shall deliver to the Trustee as soon as possible and in any event within 10 days after NAI or News Corporation, as the case may be, becomes aware of the occurrence of each Default or Event of Default, which is continuing, an Officer's Certificate setting forth the details of such Default or Event of Default, and the action which NAI or News Corporation proposes to take with respect thereto.

Section 9.04 Further Instruments and Acts.

Upon request of the Trustee, News Corporation or NAI will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 9.05 Maintenance of Office or Agency.

If Securities of a series are issued as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain, (A) subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for that series which is located outside the United States, where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on the London Stock Exchange, the Irish Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as case may be, so long as the Securities of that series are listed on such exchange and (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities (including any Coupons, if any) of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities (including any Coupons, if any) of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.06 Limitation on Liens.

Neither News Corporation nor any Subsidiary will create, assume, incur or suffer to exist any Lien on or with respect to any of its properties to secure Indebtedness unless contemporaneously therewith or prior thereto the Securities are equally and ratably secured for so long as such other Indebtedness shall be so secured except the preceding sentence will not apply to Permitted Encumbrances.

Section 9.07 Guarantees by Subsidiaries.

To the extent that, after the date of this Indenture, any Subsidiary that is not a Guarantor issues any Guarantee of any Public Debt in excess of $100,000,000 and such Subsidiary is not thereafter released from such Guarantee within ten (10) Business Days, such Subsidiary shall execute a supplemental indenture pursuant to which it shall guarantee under this Indenture the Securities to the same extent and in the manner in which such other Public Debt is so guaranteed.

Section 9.08 Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and Coupon, if any, shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

ARTICLE TEN

REDEMPTION OF SECURITIES

Section 10.01 Applicability of Article.

Securities (including Coupons, if any) of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 10.02 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities (including Coupons, if any) shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all of the Securities (including Coupons, if any) of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (including Coupons, if any) prior to the expiration of any restriction on such redemption provided in the terms of such Securities and Coupons, if any, or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction.

Section 10.03 Selection by Trustee of Securities to be Redeemed.

If less than all the Securities (including Coupons, if any) of any series with the same terms are to be redeemed, the particular Securities (including Coupons, if any) to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities (including Coupons, if any) of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities (including Coupons, if any) of that series or any integral multiple thereof) of the principal amount of Securities (including Coupons, if any) of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Company in writing of the Securities (including Coupons, if any) selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 10.04 Notice of Redemption.

Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, as provided in Section 1.07.

Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the Place or Places of Payment, the CUSIP Number, if any, that the Securities of such series are being redeemed at the option of the Company pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption, that payment will be made upon presentation and surrender of the applicable Securities, that all Coupons, if any, maturing subsequent to the date fixed for redemption shall be void, that any interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said Redemption Date any interest thereon or, in case of partial redemptions, on the portions thereof to be redeemed, will cease to accrue. If less than all the Securities of any series are to be redeemed the notice of redemption shall specify the numbers of the Securities of such series to be redeemed, and, if only Bearer Securities of any series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities, the last date on which exchanges of Bearer Securities for Registered Securities not subject to redemption may be made. In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security and any Coupons appertaining thereto, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof and with appropriate Coupons will be issued, or, in the case of Registered Securities providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

Notice of redemption of Securities and Coupons, if any, to be redeemed at the election of the Company shall be given by the Company or, at the Company's request delivered at least 10 days before the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

Section 10.05 Deposit of Redemption Price.

On or before (but in the case of payments to be made at a Place of Payment outside of the United States, its territories, possessions and areas subject to its jurisdiction, at least one New York Business Day before) any Redemption Date, the Company shall deposit in immediately available funds with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.08) an amount of money in the relevant currency (or a sufficient number of currency units, as the case may be) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 10.06 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Except as provided in the next succeeding paragraph, upon surrender of any such Security (including Coupons, if any) for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them, the Guarantor, and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided pursuant to Section 9.05.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 10.07 Securities Redeemed in Part.

Any Security (including Coupons, if any) which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (with appropriate Coupons, if any, attached) of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security (including Coupons, if any) so surrendered.

ARTICLE ELEVEN

SINKING FUNDS

Section 11.01 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 11.02 Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such Series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 11.03 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer's Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 11.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 nor more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 10.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 10.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 10.06 and 10.07.

ARTICLE TWELVE

GUARANTEES

Section 12.01 Guarantees.

Each of News Corporation and the other Guarantors, if any, for consideration received, jointly and severally, unconditionally and irrevocably guarantees on a senior basis to each holder of Securities of a series designated pursuant to Section 3.01 as being guaranteed by each Guarantor so specified and to the Trustee, as applicable, (1) the due and punctual payment of the principal of, premium, if any, and interest on such Security (including interest accruing on or after filing of any petition in bankruptcy or reorganization whether or not a claim for post-filing interest is allowed in such proceeding), when and as the same shall become due and payable, whether at maturity, as a result of redemption, upon a Change of Control Triggering Event, by acceleration or otherwise, (ii) the due and punctual payment of interest on overdue principal of, premium and interest, if any, on the Securities, to the extent lawful, (iii) the due and punctual performance of all other obligations under this Indenture to the Holders or the Trustee, including payment obligations under Section 6.06, all in accordance with the terms of such Security and of this Indenture, and (iv) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, at redemption, by acceleration or otherwise, to be paid by such Guarantor or through the other Guarantors as provided below. In all respects, each relevant Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to NAI with respect thereto, by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of NAI, any right to require a proceeding first against NAI, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Security or the Trustee except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in Section 4.01 and payment in full of the obligations set forth in Section 6.06. If the Trustee or any Holder is required by any court or otherwise to return to the Company or each Guarantor or any custodian, receiver, liquidator, trustee or other similar official acting in relation to the Company or each Guarantor, any amount paid to the Trustee or such Holder in respect of any Security, this Guarantee, to the extent theretofore discharged by the payment of such amount, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. The obligations of each Guarantor hereunder shall be joint and several. For purposes of this Article 12, the liability of News Corporation shall be that amount from time to time equal to the aggregate of its liability hereunder, which shall be limited to the aggregate amount of the obligation as stated in the first sentence of this Section 12.01 with respect to the Securities of any particular series guaranteed pursuant to Section 3.01 and this Article 12 issued pursuant to this Indenture. For purposes of this Article 12, the liability of each Guarantor, other than News Corporation, shall be that amount from time to time equal to the aggregate liability of such Guarantor hereunder, but shall be limited to the least of (A) the aggregate amount of the obligation as stated in the first sentence of this Section 12.01 with respect to the Securities of any particular series guaranteed pursuant to Section 3.01 and this Article 12 issued pursuant to this Indenture or (B) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in Section 1.01 (29) of the Federal Bankruptcy Code and in Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture) or (ii) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time, provided, that it shall be a presumption in any lawsuit or other proceeding in which a Guarantor (other than News Corporation) is a party that the amount guaranteed is the amount set forth in (A) above unless a creditor, or representative of creditors, of such Guarantor or a trustee in bankruptcy of such Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in (B). (The liability of News Corporation pursuant to the second preceding sentence and the liability of each Guarantor other than News Corporation pursuant to the immediately preceding sentence are hereinafter referred to as the "Base Guaranty Liability".) In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the second preceding sentence, the right of such Guarantor to contribution from other Guarantors, to subrogation pursuant to the next paragraph of this Section 12.01 and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Each Guarantor shall be subrogated to all rights of the Holder of, any Securities and the Trustee against NAI or any of the other Guarantors pursuant to the provisions of this Guarantee; provided, however, that until the payment in full of all obligations and all other amounts payable under this Guarantee, the Guarantors hereby irrevocably waive any claim or other rights which they each may now or hereafter acquire against the Company or any of the other Guarantors that arise from the existence, payment, performance or enforcement of the Guarantors' obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Holder and the Trustee on behalf of such Holder against the Company or any of the other Guarantors or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of the other Guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantors in violation of the preceding sentence at any time prior to the payment in full of all obligations and all other amounts payable under this Guarantee, such amount shall be deemed to have been paid to the Guarantors for the benefit of, and held in trust for the benefit of, any Holder and the Trustee on behalf of any such Holder, and shall forthwith be paid to the Trustee for the benefit of such Holder to be credited and applied upon such guaranteed obligations, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantors acknowledge that the waiver set forth in this Section 12.01 is knowingly made.

The Guarantee set forth in this Section 12.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

Section 12.02 Obligations of the Guarantors Unconditional.

Nothing contained in this Article 12 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantors, if any, and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders and the Trustee the principal of, premium, if any, and interest on the Securities designated pursuant to Section 3.01 as having such Guarantee apply (and to the Trustee amounts due under Section 6.06) as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture.

Section 12.03 Execution of Guarantee.

To evidence their guarantee to the Holders of Securities of each relevant series specified in Section 3.01 and 12.01, each Guarantor hereby agrees to execute a notation relating to the Guarantee on each such Security authenticated and made available for delivery by the Trustee. Each Guarantor agrees that execution of this Indenture shall evidence its Guarantee of the expenses of the Trustee specified in Section 12.01 and Section 6.06 and its Guarantee to the Holders specified in Section 12.01. Each Guarantor hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect whether or not any endorsement of the Guarantee is contained on any Security. Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, President or a Vice President, or an Officer of News Corporation authorized by power of attorney to act on behalf of such Guarantor prior to the authentication of the Security on which it is endorsed, and being made available for delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be manual or facsimile signatures of the present, past or any future such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and made available for delivery by the Trustee or disposed of by NAI, such Security nevertheless may be authenticated and made available for delivery or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 12.04 Release of a Guarantor.

Upon (i) the sale or disposition (by merger or otherwise) of a Guarantor (other than News Corporation) to an entity which is not a Subsidiary of News Corporation; or (ii) if a Guarantor is a guarantor under any Public Debt (and has not been released from its obligations as guarantor of all such Public Debt), the payment in full of all Public Debt guaranteed by Guarantor; or (iii) the unconditional and full release of a Guarantor who is a guarantor of Public Debt, from all obligations under guarantees of the Public Debt, that Guarantor shall be deemed released from all obligations under its Guarantee without any further action required on the part of the Trustee or any Holder of Securities of the relevant series. News Corporation may be released from all obligations under its Guarantee without any further action required on the part of the Trustee or any Holder of Securities of the relevant series at the option of NAI if (x) News Corporation is not a guarantor under any Public Debt and (y) following the date of the release of News Corporation NAI will comply with Section 314(a) of the TIA. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the payment obligations to the Trustee pursuant to Section 6.05 of the Indenture as provided in the Guarantee. The Trustee shall make available for delivery an appropriate instrument evidencing such release upon receipt of a request of NAI accompanied by an Officer's Certificate certifying as to the compliance with this Indenture.

ARTICLE THIRTEEN

CHANGE OF CONTROL

Section 13.01 Repurchase upon Change of Control.

The provisions of this Article shall be applicable to Securities of any series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

(a) If there shall have occurred a Change of Control Triggering Event, Securities shall be purchased by NAI, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not less than 30 days nor more than 60 days from the date the Change of Control Notice referred to below is given to Holders or such later date as may be necessary for NAI to comply with requirements under the Exchange Act (such date, or such later date, the "Change of Control Purchase Date"), at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Securities, plus accrued interest (including any defaulted interest). if any, to the Change of Control Purchase Date, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.01(c).

(b) Within 60 days after the occurrence of a Change of Control Triggering Event, NAI shall give written notice of such Change of Control Triggering Event (a "Change of Control Notice") to the Trustee with respect to its obligation to offer to purchase Securities pursuant hereto (the "Change of Control Offer"), and the Trustee shall promptly upon its receipt of such notice forward a copy of such notice to Holders. The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control Triggering Event or to give notice with respect thereto other than as provided above upon receipt of a Change of Control Notice from NAI. The Change of Control Notice shall state:

(i) that the Change of Control Offer is being made pursuant to a covenant in the Indenture and that all Securities validly tendered will be accepted for payment;

(ii) the Change of Control Purchase Price and the Change of Control Purchase Date;

(iii) that, unless NAI defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date and that any Security not purchased will continue to accrue interest;

(iv) that Holders electing to have Securities purchased pursuant to the Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

(v) that Holders will be entitled to withdraw their tender of Securities if the Paying Agent receives, not later that the close of business on the Change of Control Payment Date, a telex, telegram, facsimile transmission or letter setting forth the name of the Holder, the certificate number of the Securities delivered for purchase, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(vi) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(c) A Holder may exercise the rights specified in Section 13.01(a) upon (i) delivery to any Paying Agent of Securities with the "Option of Holder to Elect Purchase" on the reverse thereof properly completed at any time prior to the close of business on the Change of Control Purchase Date. If a Holder has elected to deliver to NAI for purchase a portion of a Security, and if the principal amount of such portion is $1,000 or an integral multiple of $1,000, NAI shall purchase such portion from the Holder thereof pursuant to this Section 13.01. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of such Security.

(d) On or prior to 12:00 noon New York City time on the Change of Control Purchase Date, NAI shall deposit with the Trustee or with a Paying Agent (or, if NAI is acting as its own Paying Agent, segregate and hold in trust) an amount of money in same day funds sufficient to pay the Change of Control Purchase Price of, and (except if the Change of Control Purchase Date shall be an Interest Payment Date as set forth in the form of Security) accrued interest on, all the Securities or portions thereof which are to be purchased on that date.

(e) Upon receipt by the Paying Agent of properly tendered Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by NAI at the Change of Control Purchase Price on the Change of Control Purchase Date; provided, however, that installments of interest which are due on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such on the relevant regular Record Dates set forth in the form of Security. If any Security tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security.

(f) Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if NAI or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to NAI and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and NAI shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(g) In connection with any offer to purchase or purchase of Securities under this Section 13.01 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (or any successor provision thereto) under the Exchange Act at the time of such offer or purchase), NAI shall (i) comply with Rule 13e-4 under the Exchange Act, if applicable, (ii) file the related Schedule 13e-4 (or any successor schedule, form or report) under the Exchange Act, if required, and (iii) otherwise comply with all applicable Federal and state securities laws so as to permit the rights and obligations under this Section 13.01 to be exercised to the greatest extent practicable in the time and in the manner specified.

(h) Notwithstanding anything set forth in this Section 13.01, if any series of Securities shall be denominated in any Foreign Currency, all references in this Section 13.01 to $1,000, integral multiples of $1,000, and portions of $1,000, shall, with respect to such series of Securities, be deemed to be references to the lowest authorized denomination of such series of Securities established pursuant to Section 3.01(i), integral multiples of such lowest authorized denomination, and portions of such lowest authorized denomination, respectively.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written

News America Incorporated

By: /s/ Janet Nova

Name: Janet Nova

Title: Senior Vice President and

Deputy General Counsel

News Corporation,

as Guarantor

By: /s/ Janet Nova

Name: Janet Nova

Title: Senior Vice President and

Deputy General Counsel

The Bank of New York Mellon, as Trustee

By: /s/ Franca Ferrera

Name: Franca Ferrera

Title: Senior Associate